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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTS
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The Board of Directors
Heritage Savings Bank:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Heritage Savings Bank and Subsidiaries Consolidated Statements of Income," "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank - Tax Effects," "Legal and Tax Opinions" and "Experts."



                                    /s/ KPMG Peat Marwick LLP
                                    KPMG Peat Marwick LLP
Seattle, Washington
September 10, 1997